EXHIBIT 23.1

KPMG AG Audit Financial Services Badenerstrasse 172 CH-8004 Zurich	P.O. Box CH-8026 Zurich	Telephone +4158 249 31 31 Fax +41 58 249 44 06 Internet www.kpmg.ch

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Credit Suisse Group AG

We consent to the incorporation by reference in the registration statement on Form S-8 of Credit Suisse Group AG and subsidiaries (the “Group”) of our reports dated March 20, 2015, with respect to the consolidated balance sheets of the Group as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in equity, comprehensive income, and cash flows, and notes thereto for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 20-F of the Group.

KPMG AG

/s/ Simon Ryder	/s/ Anthony Anzevino

Simon Ryder	Anthony Anzevino
Licensed Audit Expert	Global Lead Partner

Zurich, Switzerland
November 20, 2015